Exhibit 10.2

FORM OF UNIFIRST CORPORATION STOCK APPRECIATION RIGHT AWARD AGREEMENT
FOR NON-EMPLOYEE DIRECTORS

UNIFIRST CORPORATION

STOCK APPRECIATION RIGHT GRANTED
UNDER THE UNIFIRST CORPORATION
1996 STOCK INCENTIVE PLAN, AS AMENDED

Name of Grantee:
No. of Shares subject to Stock Appreciation Right:

Exercise Price per Share:

Grant Date: [___________, 2010]
Expiration Date: [___________, 2020]

Pursuant to the UniFirst Corporation 1996 Stock Incentive Plan (as amended from time-to-time, the “Plan”), UniFirst Corporation (the “Company”) hereby grants to the Grantee named above, during the period commencing on the Grant Date and ending on the Expiration Date, a Stock Appreciation Right (the “Stock Appreciation Right”) with respect to the number of shares of Common Stock, par value $.10 per share (the “Stock”) of the Company specified above at the Exercise Price per Share specified above subject to the terms and conditions set forth herein and in the Plan.  This Stock Appreciation Right entitles the Grantee to the right to receive from the Company shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the Exercise Price multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, rounded down to the nearest whole share.  Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Plan.

1.	Vesting Schedule. This Stock Appreciation Right shall be exercisable in full on the Grant Date.

2.
Manner of Exercise.  The Grantee may exercise this Stock Appreciation Right by giving written notice of exercise to the Company specifying the number of shares of Stock underlying this Stock Appreciation Right to be exercised.  The Grantee shall thereupon be entitled to receive the largest whole number of shares of Stock with a value closest to, but not in excess of, the product of (i) the Fair Market Value of a share of Stock on the date of exercise less the Exercise Price per share, multiplied by (ii) the number of shares of Stock underlying the Stock Appreciation Right that is being exercised.  The shares of Stock issued to the Grantee upon exercise of this Stock Appreciation Right shall be transferred to the Grantee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan.  The determination of the Committee as to such compliance shall be final and binding on the Grantee.  The Grantee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Appreciation Right unless and until this Stock Appreciation Right shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred such shares to be issued in connection with such exercise to the Grantee and the Grantee’s name shall have been entered as the stockholder of record on the books of the Company with respect to such number of shares.  Thereupon, the Grantee shall have full voting, dividend and other ownership rights with respect to such number of shares of Stock.

3.	Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Appreciation Right shall be subject to and governed by all the terms and conditions of the Plan.

4.
Nontransferability.  This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.  This Stock Appreciation Right is exercisable, during the Grantee’s lifetime, only by the Grantee, and thereafter, only by the Grantee’s legal representative or legatee.

5.	Miscellaneous.

(a)
Notice hereunder shall be given to the Company (attention to its Chief Financial Officer) at its principal place of business, and shall be given to the Grantee at his or her most recent address as maintained on the Company’s records, or in either case at such other address as one party may subsequently furnish to the other party in writing.

(b)	This Stock Appreciation Right does not confer upon the Grantee any rights with respect to continuance of service as a Director of the Company.

UniFirst Corporation

By: /s/ Ronald D. Croatti
      Ronald D. Croatti, Chief Executive Officer